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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 27, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



NEW JERSEY                         0-19777                  22-3103129
(State or other                                            (IRS Employer
jurisdiction of                   (Commission              Identification
incorporation)                    File Number)                 Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.


         On Thursday, April 27, 2000, the Registrant's Board of Directors authorized the redemption of all the rights which were granted pursuant to the Registrant's Shareholder Rights Plan, dated September 26, 1997 (the "Plan") and the termination of the Plan. The Plan was originally approved by the Registrant's shareholders on June 11, 1998. Subject to the terms of the Plan, the Board has the authority to redeem the rights through October 24, 2007. The Board of Directors took this action upon receiving a Schedule 13G filed by AMVESCAP PLC ("AMVESCAP"), the parent holding company of investment advisors including the INVESCO Funds Group, Inc. AMVESCAP indicates in its Schedule 13G, which was filed with the Securities and Exchange Commission on April 20, 2000, that it beneficially owns in excess of 15% of the registrant's outstanding common shares. On March 22, 2000, ten (10) mutual funds and community trust funds advised by the INVESCO Funds Group, Inc., purchased 1,500,000 shares of the Registrant's common stock in a private placement at $28.50 per share. These shares, together with other shares purchased on the open market, represented 14.8% of the outstanding shares of common stock at that time. As the result of the acquisition of beneficial ownership in excess of 15% of the outstanding shares of common stock of the Registrant by AMVESCAP, certain provisions of the Plan were triggered. The Board of Directors, therefore, had to consider whether to redeem the rights or allow certain anti-takeover provisions of the Rights Agreement to be implemented.

         Pursuant to the redemption provisions of the Rights Agreement, all of the outstanding rights will be redeemed at a Redemption Price of $.001 per right. The Registrant will pay the Redemption Price, in cash, which, based on the current total number of shares outstanding, will total approximately $14,000.

         Except for historical information, this report, including the exhibit, contains a forward-looking statement that involves known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statement made. This forward-looking statement relates to the payment of the Redemption Price. Such risks and uncertainties include, but are not limited to, business risks detailed from time to time in the Registrant's United States Securities and Exchange Commission (SEC) filings.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.


         (c) Exhibits.

         [99.1] Schedule 13G filed with the Securities and Exchange Commission by AMVESCAP PLC on April 20, 2000.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           DUSA PHARMACEUTICALS, INC.



                           By: /s/ D. Geoffrey Shulman
                               ------------------------------------
                               D. Geoffrey Shulman, MD, FRCPC
                               President and Chief Executive Officer


Dated:  April 28, 2000